                                                                    EXHIBIT 11.1

        STATEMENT RE: COMPUTATION OF PER SHARE DATA, UNDER SFAS NO. 128
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                            THREE MONTHS ENDED
                                                               DECEMBER 31,                Nine Months Ended
                                                ---------------------------------------------------------------------
                                                        1997            1996            1997            Dec. 96
                                                ---------------------------------------------------------------------
Net income (loss)                                     $ 4,003         $ 1,898         $ 9,937         $ 4,541
                                                =====================================================================
Average common shares outstanding                      12,049           5,018           7,588           4,995

Effect of assumed conversion of preferred
stock from date of issuance                             6,413          12,829           9,911          12,829
                                                ---------------------------------------------------------------------
Shares used in Basic computations                      18,463          17,847          17,499          17,824
                                                =====================================================================
Earnings (loss) per share - Basic                     $  0.22         $  0.11         $  0.57         $  0.25
                                                =====================================================================
Net effect of dilutive common share
equivalents based on the treasury stock
method (using average market price as
the buyback price)                                      1,920              73           1,807              73
                                                ---------------------------------------------------------------------
Shares used in Diluted computations                    20,383          17,920          19,306          17,897
                                                =====================================================================
Earnings (loss) per share - Diluted                   $  0.20         $  0.11         $  0.51         $  0.25
                                                =====================================================================
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